Exhibit 99.1

NEWS RELEASE

For Immediate Release
Contact: Ysabel Bilbao, (208) 989-8855

GRAND VIEW, Idaho – One person is missing and three others are receiving treatment for non-life threatening injuries after an accident at the US Ecology site in Grand View, Idaho Saturday.

Emergency response teams are on location working to clean the area after an explosion that happened at 9:23 am Saturday morning inside one of the buildings at the facility. Fifteen US Ecology employees were working during the time of the explosion.

“Our immediate thoughts are with families,” said Simon Bell US Ecology Vice President of Operations and Chief Operating Officer. “It’s a very difficult day for US Ecology. Our focus is on the families of those affected by the accident, supporting the first responders, and making sure our employees are cared for and updated on what’s happening in this process.”

US Ecology Idaho houses a facility that processes and converts hazardous inorganic wastes into non-hazardous, delisted residues. The accident occurred during a routine process.

US Ecology will release more information as it becomes available.

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